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                                                                    EXHIBIT 99.2

                        CONTINENTAL HOMES HOLDING CORP.

         7001 N. SCOTTSDALE ROAD, SUITE 2050, SCOTTSDALE, ARIZONA 85253

  This Proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Bradley S. Anderson and W. Thomas Hickcox, and each of them severally with the power to appoint his substitute, as Proxies of the undersigned with the powers the undersigned would possess if personally present to vote all the shares of Common Stock of Continental Homes Holding Corp. (the "Company") held of record by the undersigned on February 23, 1998, at the Special Meeting of Stockholders to be held on March 31, 1998, at the Company's executive offices located at 7001 N. Scottsdale Road, Suite 2050, Scottsdale, Arizona 85253, and any adjournments or postponements thereof, upon the matter set forth herein and, in their discretion, upon all other matters which may come before or are incident to the conduct of the meeting. Without otherwise limiting the general authorization hereby given, said Proxies are instructed to vote as follows on the matters set forth below:

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL ONE.

  (1) To adopt and approve the Agreement and Plan of Merger, dated as of December 18, 1997, between the Company and D.R. Horton, Inc., a Delaware corporation ("Horton"), providing for the merger of the Company with and into Horton, with Horton as the surviving corporation.

                 [_] FOR       [_] AGAINST       [_] ABSTAIN

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  This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal (1).

                                    Please sign exactly as name appears below.
                                    When Shares are held by joint tenants,
                                    both should sign. When signing as
                                    attorney, executor, administrator, trustee or guardian, please sign your name and indicate full title as such. If a corporation, an authorized officer should sign his name and indicate his title. If a partnership, please sign in partnership name by authorized person.

                                    Dated: ____________________________________

                                    Receipt of Notice of Meeting and Proxy
                                    Statement is hereby acknowledged.

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                                                     SIGNATURE

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                                             SIGNATURE IF HELD JOINTLY

              PLEASE SIGN, DATE AND MAIL IN THE ENCLOSED ENVELOPE.